EXHIBIT 10.2

SHARE EXCHANGE AGREEMENT

THIS Agreement made as of the 17th day of May, 2012

BETWEEN:	SunSi Energies Inc., a corporation duly constituted under the laws of the state of Nevada, USA, and having an office at 245 Park Avenue, 24th Floor, New York, NY, 10167

(hereinafter “SunSi”) OF THE FIRST PART

AND:
SOFFIMAT HOLDINGS, a corporation duly constituted under laws of France, and having an office at 22 Avenue Grande Armée, 75017, Paris, France

(hereinafter “Shareholder”) OF THE SECOND PART

WHEREAS:

A.

The Shareholder holds a total of 4,420,000 shares of common stock (the “TPE  Shares”) of Transpacific Energy Inc. (“TPE”), a corporation duly constituted under the laws of the State of Nevada;

B.

SunSi wishes to purchase from the Shareholder, and the Shareholder wishes to sell to SunSi, the TPE Shares in exchange for a number of shares of common stock of SunSi, (the “SunSi Shares”) as calculated herein, subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the covenants, representations and warranties set forth herein and as such other further consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Purchase and Sale: Price.

1.1

At the Closing, the Shareholder hereby agrees to sell and transfer to SunSi, and SunSi hereby agrees to acquire from the Shareholder, the TPE Shares in exchange for the SunSi Shares which SunSi agrees to deliver to the Shareholder.

1.2

The price for each TPE Share is $0.06, payable at closing with the SunSi Shares, which is valued at a price per share equal to the weighted-average closing trading price of SunSi’s common stock as quoted on the OTCQB for the 30 trading days prior to the Closing date.

2.

Representations and Warranties of SunSi. SunSi represents and warrants the following to the Shareholder:

(a)

SunSi  is duly incorporated under the laws of the State of Nevada, United States of America, is validly existing and in good standing under such laws;

(b)

the SunSi Shares shall be validly issued, fully paid and non-assessable, and free and clear of all restrictions on transfer (other than restrictions under applicable securities laws or as otherwise contemplated in this Agreement), liens, charges and encumbrances;

(c)

the execution and delivery of this Agreement and the transactions contemplated herein have been duly authorized and approved by the board of directors of SunSi.  No other corporate act or proceeding on the part of SunSi is necessary to authorize this Agreement.  This Agreement constitutes a legal, valid and binding agreement of SunSi  enforceable in accordance with its terms;

(d)

SunSi acknowledges that the TPE Shares have not been and will not be registered under the 1933 Act and that the TPE Shares are being transferred to the SunSi in reliance on exemptions from such registration;

(e)

SunSi is acquiring the TPE Shares as principal for its own account for investment only, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the TPE  Shares.

3.

Shareholder Representations and Warranties.  The Shareholder hereby represents and warrants the following to SunSi:

(a)

Shareholder has good and valid title to the TPE Shares, free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, hypothecation, adverse claim, option, or equity, except for liens, encumbrances, and restrictions arising by reason of the federal securities laws, and applicable state “blue sky” and comparable securities laws. Upon the delivery to SunSi of the TPE Shares, good and valid title to the TPE Shares will have been acquired by SunSi, free and clear of all liens, pledges, charges, security interests, encumbrances, title retention agreements, hypothecations, adverse claims, options, or equities whatsoever, except for liens, encumbrances, and restrictions arising by reason of the federal securities laws, and applicable state “blue sky” and comparable securities laws or by reason of actions of SunSi.

(b)

Shareholder has good and sufficient authority to enter into this Agreement on the terms and conditions set forth herein;

(c)

neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict in any material respect with, or result in any material breach of, the terms, conditions, or provisions of or will constitute a material default under any instrument, agreement or contract to which the Shareholder is a party or by which it is bound;

(d)

no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby;

(e)

Shareholder represents and warrants that it is an “accredited investor” as that term is defined by the 1993 Act;

(f)

Shareholder acknowledges that the SunSi Shares have not been and will not be registered under the 1933 Act and that the SunSi Shares are being issued to Shareholder in reliance on exemptions from such registration and that the SunSi Shares may not be offered or sold without registration under the 1933 Act or compliance with requirements of an exemption from registration; and

(g)

Shareholder agrees that all of the certificates representing the SunSi Shares shall be endorsed thereon with a legend to the following effect:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.

Closing. The transactions contemplated herein (the “Closing”) shall be complete no later than June 15, 2012. At the Closing, the parties shall deliver and exchange the TPE Shares for the SunSi Shares. After June 15, 2012, this agreement shall be null and void if closing is not completed.

5.

Delivery by SunSi.  At the Closing, SunSi shall deliver to Shareholder a share certificate registered in the name of Shareholder for the SunSi Shares.

6.

Delivery by Shareholder. At the Closing, Shareholder shall deliver to SunSi share certificates of TPE duly endorsed for transfer along with a resolution from the Shareholder authorizing transfer of the TPE Shares to SunSi.

7.

Further Assurances.  The parties hereto agree to execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such acts and things as either party may reasonably request to give full effect to the terms and conditions, intent and meaning of this Agreement.

8.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and in respect of the matters referred to herein and there are no representations, warranties, covenants, agreements, express or implied, collateral hereto other than as expressly set forth or referred to herein.

9.

Applicable Law and Attornment.  This Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the State of Nevada.

10.

Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.

Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had signed the same agreement and all counterparts will be construed together and constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SUNSI ENERGIES INC.

Witness:
Per:
Richard St Julien
Chairman

SOFFIMAT HOLDINGS

Witness:

Per:

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